                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Heilig - Meyers Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             HEILIG-MEYERS COMPANY
                            12560 West Creek Parkway
                            Richmond, Virginia 23238

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 21, 2000

                               ----------------

TO THE HOLDERS OF COMMON STOCK:

   The Annual Meeting of Shareholders of Heilig-Meyers Company (the "Company") will be held at The Jefferson--Franklin and Adams Streets, Richmond, Virginia, on Wednesday, June 21, 2000, commencing at 10:30 a.m. E.D.T., for the following purposes:

     1. To elect a board of nine directors.

     2. To ratify or reject the selection of Deloitte & Touche LLP as accountants and auditors for the Company for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on April 24, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

   Your attention is directed to the attached Proxy Statement.

                                          By Order of the Board of Directors

                                          PAIGE H. WILSON
                                          Secretary

June 2, 2000


 PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                             HEILIG-MEYERS COMPANY
                           12560 West Creek Parkway
                           Richmond, Virginia 23238

                               ----------------

                                PROXY STATEMENT

                               ----------------

                     To Be Mailed on or about June 2, 2000
                                    for the
                        Annual Meeting of Shareholders
                           To Be Held June 21, 2000

   The accompanying proxy is solicited by and on behalf of the Board of Directors of Heilig-Meyers Company (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held June 21, 2000, or any adjournments thereof, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. Supplementary solicitations may also be made by mail, telephone or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. It is also contemplated that, for a fee of $5,500 plus certain expenses, additional solicitation will be made by personal interview, telecopy and telephone under the direction of the proxy solicitation firm of D. F. King & Co., Inc., 77 Water Street,
New York, New York 10005. Costs of solicitation of proxies will be borne by the Company, which will also reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of shares held by them.

   The shares represented by all properly executed proxies received by the Secretary of the Company and not revoked as herein provided will be voted as set forth herein unless the shareholder directs otherwise in the proxy, in which event such shares will be voted in accordance with such directions. Any proxy may be revoked at any time before the shares to which it relates are voted either by written notice (which may be in the form of a substitute proxy delivered to the secretary of the meeting) or by attending the meeting and voting in person.

   Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote on a matter will count towards a quorum, but will have no effect on the action taken with respect to such matter. Shares held of record by a broker or its nominee (broker non-votes) that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at the meeting.

                       VOTING SECURITIES AND RECORD DATE

   The Board of Directors has fixed the close of business on April 24, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. Each holder of record of the Company's Common Stock, $2.00 par value (the "Common Stock") on the record date will be entitled to one vote for each share then registered in the holder's name with respect to all matters to be considered at the meeting. As of the close of business on April 24, 2000, 60,676,773 shares of Common Stock were outstanding and entitled to vote at the meeting.

                             ELECTION OF DIRECTORS

Nominees

   The nominees named below were elected at the 1999 Annual Meeting of Shareholders to serve until the next Annual Meeting of Shareholders or the election and qualification of their successors, with the exception of

Robert M. Freeman and Donald S. Shaffer. Mr. Freeman was elected by the Board of Directors in December 1999 to serve as a director of the Company until the next Annual Meeting of Shareholders. Mr. Shaffer became the President and Chief Operating Officer of the Company in April 1999 and has been nominated by the Board for election by the shareholders. The nine nominees for director receiving the greatest number of votes cast for the election of directors will be elected.

   Each of the nominees has consented to being named as a nominee in this Proxy Statement, has agreed to serve if elected, and has furnished to the Company the information set forth in the table below with respect to his or her age, principal occupation or employment and beneficial ownership of Common Stock as of April 24, 2000. The table also sets forth the amount of shares beneficially owned as of April 24, 2000, by: (i) each executive officer and one former executive officer set forth in the Summary Compensation Table, (ii) each director or nominee for director, and (iii) all executive officers and directors as a group and the percentage of outstanding shares represented by the stated beneficial ownership. To the best of the Company's information, the persons named in the table, and all executive officers and directors as a group, have sole voting and investment power with respect to shares shown as owned by them, except as set forth in the notes thereto.

   It is expected that each of these nominees will be able to serve, but in the event that any such nominee is unable to serve for any reason (which event is not now anticipated), the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. Shareholders may withhold authority to vote for any of the nominees on the accompanying proxy.

     Name, Age, Positions of
   Directors or Nominees with                               Amount of Shares
the Company or Principal Occupation                        Beneficially Owned
  for the Past Five Years                                                           and Percent of
   and Other Information                                   Class Outstanding
-----------------------------------                          Director  as of April 24,
   and Other Information                           Since(1)      2000(2)
  -----------------------                          -------- ------------------
WILLIAM C. DERUSHA, 50............................   1983        878,473(3)(4)
 Chairman of the Board since April 1986.                            1.45%
 Chief Executive Officer since April 1984.

DONALD S. SHAFFER, 57.............................               130,000(3)
 President and Chief Operating Officer
 since April 1999. Chairman and Chief
 Executive Officer, Western Auto Supply
 Company, December 1996 - December
 1998. President and Chief Executive
 Officer, Sears Canada, Inc., January 1993 -
 November 1996.

ROBERT L. BURRUS, JR., 65.........................   1973         47,824(3)
 Chairman and partner of McGuire,
 Woods, Battle & Boothe LLP (law firm).
 Director, CSX Corporation, Concepts
 Direct, Inc., S&K Famous Brands, Inc.
 and Smithfield Foods, Inc.

BEVERLEY E. DALTON, 51............................   1996         15,843(3)(5)
 Owner, W.C. English, Inc. (general
 construction firm).

BENJAMIN F. EDWARDS III, 68.......................   1983         65,093(3)(6)
 Chairman of the Board, President, Chief
 Executive Officer, and Director, A.G.
 Edwards, Inc., the parent of A.G.
 Edwards & Sons, Inc. (securities
 brokerage and investment banking).
 Director, National Life Insurance
 Company of Vermont.


  Name, Age, Positions of                                  Amount of Shares
   Directors or Nominees                                  Beneficially Owned
      with the Company                                      and Percent of
  or Principal Occupation                                 Class Outstanding
  for the Past Five Years                        Director  as of April 24,
   and Other Information                         Since(1)      2000(2)
  -----------------------                        -------- ------------------

ROBERT M. FREEMAN, 58...........................   1999          53,000(3)
 Chairman of the Board, Signet Banking
 Corporation, 1990 - 1996.
 Director, Trigon Healthcare, Inc.

LAWRENCE N. SMITH, 62...........................   1975          62,774(3)(7)
 President and Chief Executive Officer,
 Resource Bankshares Corp.

EUGENE P. TRANI, Ph.D., 60......................   1996          13,000(3)
 President, Virginia Commonwealth
 University. Director, LandAmerica
 Financial Group, Inc., SunTrust Mid-
 Atlantic Bank and Universal Corporation.

L. DOUGLAS WILDER, 69...........................   1997           8,843(3)
 Partner, law firm of
 Wilder & Gregory since January 1994,
 Governor, Commonwealth of Virginia,
 January 1990 - January 1994.

ALEXANDER ALEXANDER(8)..........................                 42,343(3)

Certain Current and Former Executive Officers

JAMES F. CERZA, JR. ............................                383,750(3)(9)
 Executive Vice President

ROY B. GOODMAN..................................                 95,765(3)
 Executive Vice President and Chief
 Financial Officer

CURTIS C. KIMBRELL..............................                319,088(3)(10)
 Executive Vice President

PATRICK D. STERN................................                 38,000(3)
 Former Executive Vice President

All current executive officers and directors as
 a group (14 persons) ..........................              2,149,586(3)(11)
                                                                    3.5%

--------
 (1)  Year in which the nominee was first elected a director of the Company.
 (2) Unless otherwise indicated, less than one percent of the outstanding Common Stock.
 (3) Includes shares that could be acquired through the exercise of stock options within 60 days after April 24, 2000.
 (4)  Excludes 150 shares owned of record by Mr. DeRusha's wife.
 (5) Includes 4,000 shares held by Ms. Dalton as trustee of trusts for the benefit of her children.
 (6)  Excludes 2,070 shares owned of record by Mr. Edwards' wife.

 (7) Includes 3,000 shares held in trust of which Mr. Smith is trustee, as to which shares Mr. Smith may be deemed to have voting and investment powers.
 (8) In April 1998, the Board of Directors adopted a mandatory retirement age of 72 for directors. As a result, Mr. Alexander will retire from the Board of Directors at the 2000 Annual Meeting of Shareholders.
 (9)  Excludes 16,855 shares owned of record by Mr. Cerza's wife.
(10)  Excludes 2,867 shares owned of record by Mr. Kimbrell's wife.
(11) Excludes a total of 450 shares owned of record by the wives of executive officers not named above. Also, see notes 4 through 10 above.

   Mr. Burrus is the Chairman of the law firm of McGuire, Woods, Battle & Boothe LLP which was retained as general counsel by the Company during the fiscal year ended February 29, 2000, and has been so retained during the current fiscal year. The securities brokerage and investment banking firm of
A. G. Edwards & Sons, Inc. has performed investment banking services for the Company in the past, and may perform such services for the Company during the current fiscal year. Mr. Edwards is Chairman of the Board, President, Chief Executive Officer and Director of the parent company of A. G. Edwards & Sons, Inc.

Nominations for Director

   The By-laws of the Company provide that the only persons who may be nominated for Directors are (i) those persons nominated by the Company's Board of Directors; (ii) those persons nominated by the Corporate Organization and Responsibility Committee of the Company's Board of Directors and (iii) those persons whose names were personally delivered to the Secretary of the Company not later than the close of business on the tenth day following the mailing date of the Company's Proxy Statement for an annual meeting or delivered to the Secretary of the Company by United States mail, postage prepaid, postmarked no later than ten days after the mailing date of the Proxy Statement for an annual meeting. Any shareholder wishing to nominate a person other than those listed in this Proxy Statement must submit the following information in writing to the Office of the Secretary, Heilig-Meyers Company, 12560 West Creek Parkway, Richmond, Virginia 23238: (i) the name and address of the shareholder who intends to make the nomination; (ii) the name, address, and principal occupation of each proposed nominee; (iii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iv) the written consent of each proposed nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

   By requiring advance notice of shareholder nominations, this By-law affords the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform shareholders about such qualifications. The By-law does not give the Board of Directors any power to approve or disapprove of shareholder nominations for election of directors. However, it may have the effect of precluding a contest for the election of directors if its procedures are not followed, and therefore may discourage or deter a shareholder from conducting a solicitation of proxies to elect his own slate of directors.

Attendance

   The Board of Directors held nine meetings during the fiscal year ended February 29, 2000. Each director attended 75 percent or more of these meetings, including regularly scheduled and special meetings, and the meetings of all committees of the Board on which he or she served that were held in the past fiscal year during the periods in which he or she was a director or served on such committees, with the exception of Mr. Freeman who was absent from one meeting after he was elected to the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

   The Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons owning more than 10% of the Common Stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. With respect to the fiscal year ended February 29, 2000, and based solely on its review of the copies of the Forms 3, 4 and 5 received by it, the Company believes that all executive officers and directors complied with such filing requirements, with the exception of Curtis C. Kimbrell, Executive Vice President; William E. Helms, Executive Vice President; and Thomas F. Crump, Senior Vice President, each of whom filed late his Form 3; and James F. Cerza, Jr., Executive Vice President, who filed late two Forms 4 reporting two purchases of Common Stock.

Committees of the Board of Directors

   The standing committees of the Board of Directors of the Company include the Audit Committee, Compensation Committee and Corporate Organization and Responsibility Committee.

   Messrs. Smith and Edwards and Ms. Dalton are the members of the Audit Committee, which met two times during the fiscal year ended February 29, 2000. The primary functions of the Committee are to monitor and review on behalf of the Board of Directors, the Company's financial reporting structure, including internal control structure regarding finance, accounting and financial reporting. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and where appropriate replace the independent auditors or to nominate the independent auditors to be proposed for shareholder ratification.

   Messrs. Burrus, Alexander and Smith and Dr. Trani are the members of the Compensation Committee, which met five times during the fiscal year ended February 29, 2000. Charles A. Davis served as the Chairman of the Committee until his resignation from the Board of Directors in February 1999. The primary functions of the Committee are to review and make recommendations concerning the direct and indirect compensation of officers elected by the Board; to administer and make awards under the Company's stock option programs; to review and evaluate the performance of the Chief Executive Officer; to review and determine the salary level for the Company's Chief Executive Officer; to review and report to the Board concerning annual salaries and year-end bonuses recommended by management for other officers and certain other executives; to recommend special benefits and perquisites for management and to generally consult with management regarding employee benefits and personnel policies.

   Messrs. Edwards, Burrus and Wilder are the members of the Corporate Organization and Responsibility Committee, which met one time during the fiscal year ended February 29, 2000. The primary functions of the Committee are to recommend persons for membership on the Board and for membership on committees established by the Board and to consider nominees recommended by shareholders. The Committee is also responsible for assessing the Board's performance, succession planning and assisting the Chairman and Chief Executive Officer on matters of broad corporate significance.

Executive Compensation

   Summary Compensation Table. The table below sets forth for the years ended February 29, 2000 and February 28, 1999 and 1998, the annual and long-term compensation for services in all capacities to the Company and its subsidiaries of those persons who at February 29, 2000, were the Company's Chief Executive Officer; the next four highest compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the year ended February 29, 2000 and one former executive officer (the "Named Executive Officers").

                                                                       Long-Term
                                                                     Compensation
                                                                        Awards
                           Annual Compensation                      ---------------
                         ------------------------                     Securities
   Name and Principal    Fiscal                      Other Annual     Underlying     All Other
        Position          Year   Salary   Bonus      Compensation   Options/SARs(#) Compensation
   ------------------    ------ -------- --------    ------------   --------------- ------------
William C. DeRusha......  2000  $709,212 $500,000(1)        (2)         70,000        $24,930(3)
 Chairman of the Board    1999   700,000      --            (2)         70,000         14,678
 and Chief Executive      1998   684,015      --            (2)            --          18,157
 Officer

Donald S. Shaffer.......  2000   442,308      --       $58,334 (4)      90,000          3,017(3)
 President and Chief      1999       --       --           --              --             --
 Operating Officer        1998       --       --           --              --

James F. Cerza, Jr......  2000   404,862   30,000           (2)         24,000          9,340(3)
 Executive Vice           1999   380,000   30,000           (2)         22,800          8,068
 President                1998   378,077      --            (2)            --           9,981

Roy B. Goodman..........  2000   292,200  330,000(1)        (2)         18,000         13,035(3)
 Executive Vice           1999   190,770   30,000           (2)         18,000          3,992
 President and Chief      1998   152,212      --            (2)            --           4,004
 Financial Officer

Curtis C. Kimbrell......  2000   260,815   15,000           (2)         16,800          5,769(3)
 Executive Vice           1999   216,000      --            (2)            --           4,810
 President                1998   219,385   50,000           (2)            --           5,868

Patrick D. Stern(5).....  2000   289,477   30,000           (2)            --           8,303(3)
 Former Executive Vice    1999   300,000   30,000           (2)         18,000            491
 President                1998   215,385   75,000           (2)         20,000            452

--------
(1) Messrs. DeRusha and Goodman received bonuses during fiscal year 2000 in connection with the divestitures by the Company of Mattress Discounters Corporation and Rhodes, Inc. See "Compensation Committee Report on Executive Compensation."
(2) Other Annual Compensation received did not exceed the lesser of $50,000 or 10% of combined salary and bonus for fiscal years 2000, 1999 or 1998.
(3) Consists of Company contributions to the Employees' Profit Sharing and Retirement Savings Plan ("Savings Plan"), the Employees' Supplemental Profit Sharing and Retirement Savings Plan ("Supplemental Plan") and the dollar value of split dollar life insurance premiums paid on behalf of the Named Executive Officers. Company contributions to the Savings Plan, Company contributions to the Supplemental Plan and the dollar value of split dollar life insurance premiums paid, respectively, during fiscal 2000, for the Named Executive Officers were: Mr. DeRusha, $3,200, $21,203, $527; Mr. Shaffer, $1,952, $1,065, $0; Mr. Cerza, $3,200,
     $5,576, $564; Mr. Goodman, $3,200, $9,386, $449; Mr. Kimbrell, $3,200,
     $2,225, $344 and Mr. Stern, $3,200, $4,628, $475.
(4)  The Company paid moving expenses for Mr. Shaffer equal to $58,334.
(5) Mr. Stern became Executive Vice President in 1997 and retired from the Company during fiscal year 2000. Pursuant to the terms on which Mr. Stern was employed, he received a bonus of $75,000 in fiscal 1998.

   Option Grant Table. The following table sets forth information concerning individual grants of stock options made during the year ended February 29, 2000, to the Company's Named Executive Officers.

                     Option/SAR Grants in Last Fiscal Year

                                                                         Potential
                                                                     Realizable Value
                                      Individual Grants              at Assumed Annual
                                    ---------------------             Rates of Stock
                         Securities  % of Total                            Price
                         Underlying Options/SARs Exercise            Appreciation for
                          Options/   Granted to  or Base              Option Term(1)
                            SARs    Employees in  Price   Expiration -----------------
          Name           Granted(#) Fiscal Year   ($/Sh)     Date     5% ($)  10% ($)
          ----           ---------- ------------ -------- ---------- -------- --------
William C. DeRusha......   70,000      20.15%     $3.06    2/28/10   $141,560 $375,824

Donald S. Shaffer.......   40,000      11.51%     $5.13     4/1/09   $135,370 $359,389
                           50,000      14.39%     $3.06    2/28/10   $101,114 $268,446

James F. Cerza, Jr......   24,000       6.91%     $3.06    2/28/10   $ 48,535 $128,854

Roy B. Goodman..........   18,000       5.18%     $3.06    2/28/10   $ 36,401 $ 96,641

Curtis C. Kimbrell......   16,800       4.84%     $3.06    2/28/10   $ 33,974 $ 90,198

Patrick D. Stern........      --         --         --         --         --       --

--------
(1) Stock appreciation values calculated by annually compounding the exercise price until expiration at the growth rate noted.

   Aggregated Option Exercises and Year-end Option Values. The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in fiscal 2000 by the Company's Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on February 29, 2000, and the aggregate gains that would have been realized had these options been exercised on February 29, 2000, even though these options were not exercised, and the unexercisable options could not have been exercised, on February 29, 2000.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values

                                                   Number of Securities      Value of Unexercised
                                                  Underlying Unexercised    In-The-Money Options at
                           Shares                 Options/SARs at FY-End           FY-End(1)
                         Acquired on    Value    ------------------------- -------------------------
          Name           Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ----------- ----------- ------------- ----------- -------------
William C. DeRusha......     --         $ --       766,023         --        13,125         --

Donald S. Shaffer.......     --           --        50,000      40,000        9,375         --

James F. Cerza, Jr......     --           --       378,050         --         4,500         --

Roy B. Goodman..........     --           --        95,765         --         3,375         --

Curtis C. Kimbrell......     --           --        67,020         --         3,150         --

Patrick D. Stern........     --           --        38,000         --           --          --

--------
(1) Based on the closing sales price of the Common Stock of $ 3.25 on February 29, 2000.

Compensation Committee Report on Executive Compensation

   The Compensation Committee (the "Committee") of the Board of Directors (comprised of directors who are not employees of the Company) has provided the following report on executive compensation:

   Compensation Philosophy. The Committee believes that corporate performance and, in turn, shareholder value will be enhanced by a compensation system which supports and reinforces the Company's key operating and strategic goals while aligning the financial interests of the Company's executive officers with those of the shareholders. The Company utilizes both annual and long-term incentive compensation programs to achieve these objectives. The incentive programs are tied to Company-wide business goals, as well as individual goals for certain officers. For executive officers, the Company relies on an annual performance-based bonus program and a stock option program to align the executives' financial interests with those of its shareholders. As appropriate, special incentives for achievement of particular strategic goals are used.

   During the fiscal year ended February 29, 2000 (the "2000 fiscal year"), the Committee implemented this compensation philosophy as it acted on various matters. The Committee's actions were taken against a backdrop of the Company's significant efforts in making structural changes to enhance the prospects of achieving its long-term goals while continuing to compete in a difficult retailing environment. The Committee participated in some of these efforts. One significant Company change involved the hiring of a new President and Chief Operating Officer. Committee members met with the Company's new President and Chief Operating Officer, Donald S. Shaffer, prior to his employment. The Committee approved the employment contract for Mr. Shaffer described in this Proxy Statement. Another significant Company effort was the divestitures of Mattress Discounters Corporation and Rhodes, Inc. The Committee took account of these events with respect to bonuses as noted below.

   Administration Of Compensation Programs. The Committee oversees all compensation programs for senior management and reviews and approves certain plans and programs for other employees. The Committee or a subcommittee of the Committee reviews management recommendations and ultimately determines levels of base salary, annual performance-based bonus payments and stock option grants for all executives. The Committee or a subcommittee of the Committee also reviews and determines the same elements of compensation of the CEO as reported in this Proxy Statement.

   The Committee considers annually the effect of Internal Revenue Code
Section 162(m), which imposes a $1 million limit per year on the corporate tax deduction for compensation paid or accrued with respect to the five most highly compensated executives of a publicly held corporation. Performance-based compensation that meets certain requirements is not subject to this deduction limit. The Company's 1998 Stock Incentive Plan and Annual Performance-Based Bonus Plan meet these requirements for performance-based compensation. The Committee believes that it is in the best interest of the Company to minimize any loss of tax deduction from its ongoing compensation programs, to the extent that action is consistent with the objectives of the Company's overall executive compensation program. In the 2000 fiscal year, the Committee created a subcommittee of the Compensation Committee (the "Subcommittee") to administer the annual incentive bonus program and the stock option program. This was done to ensure compliance with legal requirements, including Section 162(m). The members of the Subcommittee are identified below.

   Components Of The Compensation Program. The Company's compensation program for executive officers is composed of base salary, an annual incentive bonus program, and a stock option program, elements of which are tied to the Company's success in achieving financial and strategic performance goals. The Committee or Subcommittee approves the Company's performance goals as they relate to the compensation program. These goals are proposed by management to be consistent with the Company's budgeting process and the Board of Directors ratifies the goals.

   During the 2000 fiscal year, the Committee retained the services of a nationally recognized compensation consultant. The Committee requested that the consultant perform a comprehensive review of the Company's compensation practices and programs. In particular, the Committee at the request of management directed the consultant to consider approaches to reduce the Company's costs while providing competitive benefits. The Committee expects to receive the report during the 2001 fiscal year and to implement recommendations as appropriate.

   Salary Each year, the Committee reviews proposals submitted by the
   ------
Company's Chief Executive Officer ("CEO") for annual salary for the executive officers other than the CEO. In evaluating the CEO's proposals, the Committee considers (1) the individual executive officer's performance, including evaluations provided by the CEO, and (2) the Company's performance in relation to its performance goals, which include pre-tax earnings, earnings per share, and return on equity. Under employment agreements covering most of the highly compensated executive officers, the Committee may increase, but not decrease, executive salaries on an annual basis. For the 2000 fiscal year, the Committee approved average salary increases of 4.1% for the executives as a whole.

   Bonus The Company's Annual Performance-Based Bonus Plan ("Bonus Plan")
   -----
provides executives with the potential to receive cash bonus awards based upon the achievement of Company performance goals. For the 2000 fiscal year, the Subcommittee designated the performance goals for the Bonus Plan. If the performance goals are not met, no bonus is payable under the Bonus Plan. The Bonus Plan includes only objective performance goals that preclude individual discretion, and does not include personal performance as one of the criteria for the five most highly compensated officers (the "Named Executive Officers").

   For the 2000 fiscal year, the Company did not achieve the minimum performance necessary under the Bonus Plan for bonus payment based on company-wide goals. Two of the Company's divisions did exceed the minimum targets and bonuses were paid with respect to these divisions to executives other than the Named Executive Officers. In consultation with the CEO, the Committee noted the additional work required by many officers during the year resulting from the Company's competitive situation and the assumption of additional duties by many executives due to reduction in personnel. The Committee also noted that, while beneficial in the long term, the divestitures of Mattress Discounters Corporation and Rhodes, Inc. had a negative impact on the 2000 fiscal year performance under the pre-established goals. For these reasons, the Committee approved small discretionary bonuses for most executive vice presidents, senior vice presidents and vice presidents for the 2000 fiscal year.

   The Company in the 2000 fiscal year paid special bonuses to nine executives in connection with the successful divestitures of Mattress Discounters Corporation and Rhodes, Inc. The divestitures were instrumental in placing the Company in a position to achieve its long-term goals. The Committee approved the bonuses after careful consideration of the matter. These bonuses were contingent on the successful completion of the transactions under financial terms favorable to the Company. The Committee's evaluation focused on the transactions as unusual events requiring close attention and serious involvement from top management. The transactions were consistent with the Board of Director's mandate to position the Company for achieving its long-term goals, however, the transactions made it difficult for the Company to achieve its short-term goals on which the Bonus Plan was measured. The Committee believed it was important to recognize work towards the long-term goals that would not be reflected in payments under the Bonus Plan. In particular, the bonuses were granted to executives who contributed to the transactions in the area of financing. The bonuses, which totaled less than $1,000,000, represented 0.3% of the total amount received by the Company from the divestitures.

   Long-Term Incentives. The Company's long-term incentive program is a stock option program under which long-term incentive compensation is provided in the form of stock options. The Committee considers stock options to be an important means of insuring that senior executives maintain their incentive to increase the profitability of the Company and the value of the Company's stock. Because the value of stock options is entirely a function of the value of the Company's stock, the Committee believes that this component of the Company's compensation arrangement strongly aligns the interests of senior executives with those of the Company's shareholders.

   For the 2000 fiscal year, the Subcommittee continued the use of an objective formula award procedure for granting options. Under this formula, the option grant size is based on the individual executive's job classification and salary level. A fixed number of options is established for certain increments of salary for each job classification. The Subcommittee retains the latitude to adjust the formula awards up or down based on business conditions and individual responsibilities and contributions to the Company. Options are granted with an exercise price equal to the fair market value of the Company's stock on the date of grant. The Company granted options for the fiscal year 2000 under the Company's 1998 Stock Incentive Plan. Option grants were made to the Named Executive Officers and other executives of the Company. As part of his employment package, Mr. Shaffer received a grant of stock options.

   The Committee assisted the Board in its adoption of the Heilig-Meyers Company Director Stock Ownership Plan during the 2000 fiscal year. Under the plan, retainer fees for directors are paid 50% in cash and 50% in Company stock. Directors may elect to receive more than 50% of the retainer fees in stock. The Committee views this plan as further aligning the Board with the interests of shareholders.

   Chief Executive Officer's Compensation. The Committee determined the compensation of William C. DeRusha, Chief Executive Officer, for the 2000 fiscal year, in a manner consistent with the guidelines described above. The Committee determined that Mr. DeRusha's base salary should be maintained at the same level for the 2000 fiscal year as it had been for the 1999 fiscal year. This decision reflects the Committee's intent that Mr. DeRusha have a significant portion of his compensation based on the Company's implementation of its business plans and that the Company had not performed up to expectations during the 1999 fiscal year.

   For the 2000 fiscal year, Mr. DeRusha's bonus opportunity under the Bonus Plan was maintained at the same level as for the 1999 fiscal year. No bonus was payable to Mr. DeRusha under the Bonus Plan because the Company as a whole failed to achieve the minimum targets for a bonus payment. Mr. DeRusha participated in the special bonus grant described above with regard to the divestiture of Mattress Discounters Corporation and Rhodes, Inc. The Committee was advised that it is common for the CEO of a company to participate in this type of special bonus grant when the CEO is actively involved in the transactions. With respect to the divestitures, Mr. DeRusha provided hands-on leadership and critical work on financing issues. The Committee also evaluated that Mr. DeRusha's main objectives for the 2000 fiscal year had included the divestitures of certain operations and the improvement of the Company's liquidity. The divestitures were complimentary to these objectives. Therefore, the Committee determined that a bonus grant of $500,000 to Mr. DeRusha was appropriate.

   Mr. DeRusha also received a grant of stock options for the 2000 fiscal year that was determined under the formula process described above.

        COMPENSATION COMMITTEE                      SUBCOMMITTEE
      Robert L. Burrus, Jr., Chair                Alexander Alexander
          Alexander Alexander                     Lawrence N. Smith
           Lawrence N. Smith                       Eugene P. Trani
            Eugene P. Trani

Performance Graph

   The following graph compares the cumulative total return on the Company's Common Stock ("HMY") with the cumulative total return of the companies included in the S&P 500 and the S&P Retail Stores Composite for the last five fiscal years.

                                    [GRAPH]
                              Total Return
                  ---------------------------------
FYE February 28,    S&P 500     S&P Retail     HMY
----------------    -------     ----------     ---
     1995            100.0%       100.0%     100.0%
     1996            132.3%       109.2%      59.3%
     1997            162.3%       132.3%      59.8%
     1998            215.3%       200.3%      65.6%
     1999            253.6%       291.7%      25.7%
     2000            276.6%       270.9%      13.0%

Employment and Severance Agreements

   The Company entered into an employment contract with William C. DeRusha, effective November 1, 1996, which provides for a constant rolling three-year employment period. The contract provides that Mr. DeRusha's position will be at least commensurate in all material respects with the most significant of those held by him during the 90 days before November 1, 1996. The contract also provides that Mr. DeRusha will be nominated for election to the Board of Directors during the employment period and will serve as Chairman of the Board. Under the contract, Mr. DeRusha is entitled to receive an annual base salary at least equal to that in effect on November 1, 1996. The contract provides for annual review of Mr. DeRusha's base salary and permits the annual base salary to be increased, but not decreased. The contract also provides that Mr. DeRusha is entitled to an annual bonus in accordance with the terms of the Company's annual performance-based bonus plan or, if more favorable, a bonus under other plans in effect generally with respect to other peer executives of the Company. The contract provides further that the Company may terminate Mr. DeRusha's employment for cause as such term is defined in the contract. In the event of such termination, the contract terminates without further obligation to Mr. DeRusha except for payment of annual base salary to the date of termination plus any previously deferred and unpaid compensation.

   If the Company terminates Mr. DeRusha's employment other than for cause or death, or if Mr. DeRusha terminates his employment for any reason, he is entitled to receive a lump sum cash payment equal to the sum of (i) unpaid annual base salary through the date of termination, (ii) the greater of the annual bonus paid or payable for the most recently completed fiscal year or the average annualized bonus paid or payable in respect of the three fiscal years immediately preceding the fiscal year in which termination occurs (the "Highest Annual Bonus") for the portion of the then current fiscal year through Mr. DeRusha's termination of employment, (iii) previously deferred and unpaid compensation, (iv) accrued vacation pay, and (v) annual base salary plus the Highest Annual Bonus payable for the remainder of the three-year employment period. Mr. DeRusha is also entitled to a continuation of medical and other benefits for three years following termination of his employment or such longer period as the applicable benefit program may provide. Mr. DeRusha has also agreed not to compete with the Company in the United States for a period of 36 months following termination of his employment. This non-competition covenant may be terminated by Mr. DeRusha if his employment was terminated by the Company other than for cause and if he desires to accept employment with a competitor, provided that he agrees to repay the Company the portion of the amount paid to him for salary and bonus with respect to the year in which termination took place equal to the amount of salary and pro rata bonus payable to him by the competitor during the three-year period following termination of employment with the Company.

   The Company entered into an employment contract with Donald S. Shaffer, effective September 22, 1999, which provides for a constant rolling three-year employment period. The contract provides that Mr. Shaffer's position will be at least commensurate in all material respects with the most significant of those held by him during the 90 days before September 22, 1999. Under the contract, Mr. Shaffer is entitled to receive an annual base salary at least equal to that in effect on September 22, 1999. The contract provides for annual review of Mr. Shaffer's base salary and permits the annual base salary to be increased, but not decreased. The contract also provides that Mr. Shaffer is entitled to an annual bonus in accordance with the terms of the Company's annual performance-based bonus plan or, if more favorable, a bonus under other plans in effect generally with respect to other peer executives of the Company. The contract provides further that the Company may terminate
Mr. Shaffer's employment for cause as such term is defined in the contract. In the event of such termination, the contract terminates without further obligation to Mr. Shaffer except for payment of annual base salary to the date of termination plus any previously deferred and unpaid compensation.

   If the Company terminates Mr. Shaffer's employment other than for cause or death, or if Mr. Shaffer terminates his employment for any reason, he is entitled to receive a lump sum cash payment equal to the sum of (i) unpaid annual base salary through the date of termination, (ii) the greater of the annual bonus paid or payable for the most recently completed fiscal year or the average annualized bonus paid or payable in respect of the three fiscal years immediately preceding the fiscal year in which termination occurs (the "Highest Annual Bonus") for the portion of the then current fiscal year through Mr. Shaffer's termination of employment, (iii) previously deferred and unpaid compensation, (iv) accrued vacation pay, and (v) annual base salary plus the Highest Annual Bonus payable for the remainder of the three-year employment period. Mr. Shaffer is also entitled to a continuation of medical and other benefits for three years following termination of his employment or such longer period as the applicable benefit program may provide. Mr. Shaffer has also agreed not to compete with the Company in the United States for a period of 36 months following termination of his employment. This non-competition covenant may be terminated by Mr. Shaffer if his employment was terminated by the Company other than for cause and if he desires to accept employment with a competitor, provided that he agrees to repay the Company the portion of the amount paid to him for salary and bonus with respect to the year in which termination took place equal to the amount of salary and pro rata bonus payable to him by the competitor during the three-year period following termination of employment with the Company.

   The Company has also entered into an employment contract with James F. Cerza, Jr. effective March 1, 1991. This contract provided for an initial two-year term that ended February 28, 1993, with automatic annual one-year extensions, unless either party notifies the other at least one year in advance that it does not wish to extend the term. The contract also provides that Mr. Cerza will receive an annual salary established by the Compensation Committee of the Board of Directors of the Company (or the Board of Directors of the Company), which may be increased, but not decreased, on an annual basis. The contract provides that Mr. Cerza is entitled to an annual bonus in accordance with the terms of the Company's annual performance bonus plan, provided that in the event of a change of control, such payment shall be not less than the average bonus paid to him during the three fiscal years immediately preceding the year for which the bonus is currently payable. The contract provides further that the Company may terminate Mr. Cerza's employment immediately for cause as defined in the contract. In the event of such a termination before the expiration of the employment term, Mr. Cerza will forfeit the right to receive any further salary or benefits to which he is entitled under the employment contract. Should Mr. Cerza voluntarily terminate employment and become employed with another employer before the expiration of the employment term, he will also forfeit the right to receive any further salary or benefits to which he is entitled under the employment contract. The contract also provides that if (a) Mr. Cerza's employment is terminated by the Company for any reason other than cause or (b) Mr. Cerza voluntarily terminates employment within 60 days after there has been a material reduction in his compensation, benefits or other material change in his employment status, he will be entitled to a lump sum payment equal to the aggregate compensation he would have received during the remainder of the employment term. If a change of control event occurs, the bonus to which Mr. Cerza is entitled during the change of control year will be computed on the assumption that the financial results achieved before the change of control will continue at levels not less favorable than those before the change of control.

Executive Supplemental Retirement Plan

   The Company has executive supplemental retirement agreements with Messrs. DeRusha, Shaffer and Cerza that entitle them to receive death benefits or supplemental retirement income. If the executive officer dies before age 65 in the employment of the Company, the executive's beneficiary will receive annual benefits of 100% of the executive officer's salary for a period of two years in the case of Messrs. DeRusha and Shaffer and one year in the case of Mr. Cerza. Thereafter, the executive's beneficiary will receive annual benefits of 50% of the executive officer's salary for a period of eight years. The agreements define salary as the executive's highest final compensation payable over the three year fiscal period preceding retirement or termination. Final compensation means the executive's base salary established by the Compensation Committee for each of the three fiscal year periods, including any bonus paid or payable to the executive on account of each of the fiscal years. If the executive officer retires at age 65, he will receive an annual retirement benefit equal to a designated percentage of his salary (25% in the case of Messrs. DeRusha and Shaffer and 22.5% in the case of Mr. Cerza) at the time of retirement increased four percent annually for a period of 15 years. In the event an executive officer dies after retirement, but before he has received all of his retirement income, the executive officer's beneficiary will receive annual benefits equal to a percentage of such executive officer's salary for the balance of the 15-year period. The Company owns and is the beneficiary under life insurance contracts intended to provide the Company with funds to meet its obligations under all executive supplemental retirement agreements.

Executive Severance Plan

   The Company has an executive severance plan under which executives (other than Messrs. DeRusha, Shaffer and Cerza) designated by the Compensation Committee are covered. The executive severance plan is triggered by a change of control and, once triggered, provides certain employment and compensation guarantees for a two-year period. During the two-year period, eligible executives are guaranteed salary and bonuses at levels not less than those paid during the one-month period before the change of control. If an executive is terminated or voluntarily terminates his employment within 60 days because the executive's working conditions have materially changed, the executive will be entitled to receive 200% of salary and bonuses received for the preceding twelve-month period. If a change of control does not occur the plan has no effect. The severance plan covers, in general, all officers of the Company (other than Messrs. DeRusha, Shaffer and Cerza), certain categories of key administrative people designated by the Chairman and all full-time employees with ten or more years of service.

Directors' Compensation

   During the fiscal year ended February 29, 2000, all directors who were not employees of the Company were paid retainer fees of $25,000, plus a fee of $1,500 for each board meeting attended in person and a fee of $750 for each board meeting attended by telephone. At least half of the retainer fees paid to non-employee directors were paid in Common Stock pursuant to the Company's Director Stock Ownership Plan and each such director could elect to receive the remaining half of the retainer fee in Common Stock. The Company maintains deferred compensation agreements pursuant to which an outside director may defer all or a portion of the fees paid in cash for services performed for the Company as a director. The agreements provide deferred income to the participating director and/or the director's family at the director's attainment of age 70 or upon death. The Compensation Committee may, in its sole discretion, provide for deferred income benefits in the event of a director's permanent disability. The benefit payable under these agreements is fixed for each outside director. Benefits are payable in monthly payments over a 15-year period. These agreements provide for immediate payment of an actuarially reduced benefit to each outside director upon the termination of the director's relationship with the Company before age 70, unless the relationship terminated for "due cause" as determined by the Compensation Committee or Board of Directors of the Company. Generally, if a director terminates his relationship with the Company following a change of control, the director will be entitled to receive a reduced lump sum payment equal to the actuarial equivalent of the benefit the director would have received at age 70 (taking into account deferrals made to the date of the director's death). The deposited amount would be subject to the claims of creditors, but would not be otherwise available to the Company.

   In addition, directors who serve on the Executive Committee of the Company's Board of Directors and who are not full-time employees of the Company received a fee of $1,500 for each executive committee meeting attended in the fiscal year ending February 29, 2000. These directors were Robert L. Burrus, Jr., Charles A. Davis, Robert M. Freeman and Lawrence N. Smith. Mr. DeRusha also served on the Executive Committee. Directors who serve on all other committees and who are not full-time employees of the Company received a fee of $1,000 for each committee meeting attended in the fiscal year ending February 29, 2000.

Compensation Committee Interlocks and Insider Participation

   Mr. Davis, who retired from the Board during the fiscal year ended February 29, 2000, served as Chairman of the Compensation Committee. Mr. Davis is President and Chief Executive Officer of Marsh & McLennan Capital Inc., which provided insurance and reinsurance brokerage services to the Company during the fiscal year ended February 29, 2000.

                            PRINCIPAL SHAREHOLDERS

   The following table lists the only persons known by the Company to be the beneficial owners of more than five percent of the Common Stock of the Company as of April 24, 2000.

                                                        Amount of
                  Name and Address of                   Beneficial    Percent of
                   Beneficial Owner                     Ownership       Class
                  -------------------                   ----------    ----------
Mellon Financial Corporation........................... 4,630,862(1)      6.84%
 One Mellon Center
 Pittsburgh, PA 15258

FMR Corp............................................... 4,088,700(2)     6.828%
 82 Devonshire Street
 Boston, MA 02109

The Prudential Insurance Company of America............ 3,802,700(3)      6.27%
 751 Broad Street
 Newark, NJ 07102-3777

Merrill Lynch & Co., Inc. ............................. 3,833,400(4)      5.66%
 (on behalf of Merrill Lynch Asset
 Management Group)
 World Financial Center, North Tower
 250 Vesey Street
 New York, NY 101381

Dimensional Fund Advisors.............................. 3,746,400(5)      5.54%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401

--------

(1) Information concerning the Common Stock beneficially owned by Mellon Financial Corporation ("Mellon") is based on the Schedule 13G filed on January 27, 2000. The Schedule 13G indicates that each of Boston Group Holdings, Inc. and The Boston Company, Inc., wholly-owned subsidiaries of Mellon (the "Boston Group" and "Boston Company, respectively) owns 3,665,611 shares, or 5.41% of the Common Stock. According to the Schedule 13G, Mellon has sole voting power with respect to 3,676,232 shares and each of Boston Group and Boston Company has sole voting power with respect to 2,745,111 shares. The 13G states that Mellon has sole dispositive power with respect to 4,032,862 shares and each of Boston Group and Boston Company has sole dispositive power with respect to 3,068,711 shares.
(2) Information concerning the Common Stock beneficially owned by FMR Corp. ("FMR") is based on the Schedule 13G/A filed on February 12, 1999. FMR is a parent holding company and Edward C. Johnson 3d, his wife Abigail Johnson and certain other members of the Johnson family may be deemed members of a group that controls FMR. The Schedule 13G/A indicates that
    (i) 3,738,900 shares, or 6.244% of the Common Stock, is beneficially owned by Fidelity Management & Research Company, a registered investment adviser and a wholly-owned subsidiary of FMR, as a result of acting as investment adviser to various registered investment companies, including Fidelity Value Fund ("Fidelity Fund"), which beneficially owns 3,603,300 shares, or 6.018% of the Common Stock, and (ii) 349,800 shares, or 0.584% of the Common Stock, is beneficially owned by Fidelity Management Trust Company ("Fidelity Trust"), a bank and wholly-owned subsidiary of FMR. According to the Schedule 13G/A, each of FMR and Mr. Johnson has sole dispositive power with respect to 3,738,900 shares, but neither FMR nor Mr. Johnson has sole voting power with respect to such shares because such power resides with the Fidelity Fund's Board of Trustees. Both FMR, through its control of Fidelity Trust, and Mr. Johnson have sole dispositive and sole voting power with respect to the 349,800 shares beneficially owned by Fidelity Trust.

(3) Information concerning the Common Stock beneficially owned by The Prudential Insurance Company of America ("Prudential") is based on the
    Schedule 13G filed on February 7, 2000. According to the Schedule 13G, Prudential may have sole voting and sole dispositive power with respect to 3,802,700 shares or 6.27% of the Common Stock. Such shares are held for the benefit of Prudential's clients by Prudential's separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential and an affiliate hold $60 million in aggregate principal amount of 11.99% Series A Guaranteed Senior Notes due 2002 ("Series A Notes") issued by a Company subsidiary and guaranteed by the Company. During fiscal year 2000, a Company subsidiary paid in full $90 million in aggregate principal amount of senior notes held by Prudential and an affiliate, and $13.8 million in interest and fees related to such senior notes and the Series A Notes.
(4) Information concerning the Common Stock beneficially owned by Merrill Lynch & Co., Inc. ("Merrill Lynch") is based on the Schedule 13G/A filed on February 7, 2000. Merrill Lynch is a parent holding company. Merrill Lynch Asset Management Group is an operating division of Merrill Lynch consisting of Merrill Lynch's indirectly-owned asset management subsidiaries. The following asset management subsidiaries hold certain shares of Common Stock: Merrill Lynch Asset Management, L.P. and Fund Asset Management, L.P.
(5) Information concerning the Common Stock beneficially owned by Dimensional Fund Advisors, Inc. ("Dimensional Fund") is based on the Schedule 13G filed on February 3, 2000. Dimensional Fund is an investment advisor under the Investment Advisors Act of 1940 (the "1940 Act") , furnishes investment advice to four investment companies (the "Investment Companies") registered under the 1940 Act, and serves as investment manager to certain other commingled trusts and separate accounts (together with the Investment Companies, the "Funds"). According to the 13G, Dimensional Fund has sole voting and sole dispositive power with respect to 3,746,400 shares. Dimensional Fund disclaims beneficial ownership of the 3,746,400 shares, which are all owned by the Funds.

                     RATIFICATION OF SELECTION OF AUDITORS

   Deloitte & Touche LLP, independent certified public accountants, has been selected by the Board of Directors as accountants and auditors for the Company for the current fiscal year, subject to ratification or rejection by the shareholders. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders. In the event the shareholders do not ratify the selection of Deloitte & Touche LLP, the selection of other accountants and auditors will be considered by the Board of Directors.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters which will be brought before the meeting. However, if any other matters are properly presented, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

                    SHAREHOLDER PROPOSALS FOR 2001 MEETING

   Proposals of shareholders intended to be presented at the 2001 Annual Meeting must be received by the Company at its principal executive offices on or before February 2, 2001, for inclusion in the Company's 2001 proxy materials. Such proposals should meet the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. If the Company does not receive notice at its principal executive offices on or before April 18, 2001, of a shareholder proposal for consideration at the 2001 Annual Meeting, the proxies named by the Company's Board with respect to that meeting shall have discretionary voting authority with respect to that proposal.

                              FURTHER INFORMATION

   The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company's annual report on Form 10-K, including the financial statements thereto, required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, for the Company's fiscal year ended February 29, 2000. Such written requests should be sent to the Office of the Treasurer, Heilig-Meyers Company, 12560 West Creek Parkway, Richmond, Virginia 23238.

                                          By Order of the Board of Directors

                                          PAIGE H. WILSON
                                          Secretary

June 2, 2000


 PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

[x] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                -------------------------------------------------
                              HEILIG MEYERS COMPANY
                -------------------------------------------------
Mark box at right if an address change or comment has been noted
on the reverse side of this card.                                [ ]


CONTROL NUMBER:
RECORD DATE SHARES:




Please be sure to sign and date this Proxy.
                                                  Date
                                                     ---------------

-----------------------------         ------------------------------
Shareholder sign here                   Co-owner sign here

1. ELECTION OF DIRECTORS:

                                                       For All   With-   For All
                                                       Nominees  hold    Except
(01) William C. DeRusha       (07) Lawrence N. Smith    [   ]    [   ]   [   ]
(02) Donald S. Shaffer        (08) Eugene P. Trani
(03) Robert L. Burrus, Jr.    (09) L. Douglas Wilder
(04) Beverley E. Dalton
(05) Benjamin F. Edwards III
(06) Robert M. Freeman


If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. Ratification of the selection of Deloitte & Touche LLP as accountants and auditors for the current fiscal year.

                              For       Against   Abstain
                              [  ]       [   ]     [   ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


Please sign exactly as name(s) appear(s) on this Proxy. If shares are held by two or more persons as joint tenants, any of such persons may sign. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Vote by Telephone
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone

Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number 1-877-PRX-VOTE
   (1-877-779-8683). For shareholders residing outside the United States call collect on a touch-tone phone 1-201-536-8073. There is NO CHARGE for this call.

3. Enter your Control Number located on your Proxy Card.

4. Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

Vote by Internet
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Go to the Website http://www.exproxyvote.com/hmy.

3. Enter your Control Number located on your Proxy Card.

4. Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/hmy anytime!

    Do not return your Proxy Card if you are voting by Telephone or Internet

COMMON                   HEILIG-MEYERS COMPANY                   COMMON


           This Proxy is Solicited on Behalf of the Board of Directors

The shareholder named on the reverse side of this card, hereby revoking all previous proxies, appoints Roy B. Goodman and David W. Robertson, and each of them, proxies with full power of substitution, to represent such shareholder at the Annual Meeting of Shareholders of Heilig-Meyers Company (the "Company") to be held on June 21, 2000, and any adjournments thereof, and to vote, as directed on the reverse, all the shares of Common Stock of the Company which such shareholder would be entitled to vote if personally present.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder named on the reverse side of this card. If no direction is made, this proxy will be voted FOR the election of each of the nominees named in Proposal 1 and FOR Proposal 2.

The shareholder named on the reverse side of this card acknowledges receipt of the Notice of Annual Meeting and of the Proxy Statement attached thereto.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

--------------------------                   -----------------------------


--------------------------                   -----------------------------


--------------------------                   -----------------------------


DETACH CARD                                                 DETACH CARD